UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

Amendment No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) and (g) of the Securities Exchange Act of 1934

LAKESIDE VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-3707414 (I.R.S. Employer Identification No.)
175 S. Main St., Suite 1500 Salt Lake City, UT 84111 (Address of principal executive offices)	84111 (Zip Code)
Registrant’s telephone number, including area code:	(801) 303-5730

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.001

(Title of class)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filers,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

Lakeside Ventures, Inc.

TABLE OF CONTENTS TO FORM 10

ITEM 1.  BUSINESS

1

ITEM 1A.  RISK FACTORS

6

ITEM 2.  FINANCIAL INFORMATION

12

ITEM 3.  PROPERTIES

13

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

13

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

14

ITEM 6.  EXECUTIVE COMPENSATION

14

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

15

ITEM 8. LEGAL PROCEEDINGS

16

ITEM 9.  MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

16

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

17

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

18

ITEM 12.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

20

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

21

Report of Independent Registered Public Accounting Firm

22

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

30

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

30

ITEM 1.  BUSINESS

Business Development

Lakeside Ventures, Inc. (the "Company", "our", "us" or "we") was incorporated under the laws of the State of Nevada on October 18, 2010.  We have been in the developmental stage since inception and have conducted virtually no business operations, other than organizational activities and preparation of this registration statement on Form 10.  We have no full-time employees and own no real estate or personal property.  We were formed as a vehicle to pursue a business combination and have made no efforts to identify a possible business combination. As a result, we have not conducted negotiations or entered into a letter of intent concerning any target business. Our business purpose is to seek a merger or acquisition with an existing company.

Business of Issuer

Our discussion of the proposed business under this caption and throughout this Registration Statement is purposefully general and is not meant to restrict our virtually unlimited discretion to search for and enter into potential business opportunities.

Based on proposed business activities, we are a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies."  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), we also qualify as a "shell company," because we have no (or nominal) assets other than cash and no (or nominal) operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.   As such, until we consummate a business combination, we will be limited in our ability to sell our stock in certain states which could have the affect of limiting our stock’s exposure in the investment community.  This could have an impact on our ability to raise capital and develop our Company.  Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.  We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.  Furthermore, as a blank check company, any offerings of our securities shall comply with Rule 419 under the Securities Act of 1933.

Complying with Rule 419 of the Securities Act of 1933 poses several requirements, including:

i.

Deposit of securities and proceeds in escrow or trust account: except as otherwise provided in Section (b) of Rule 419, or prohibited by other applicable law, all securities issued in connection with an offering by a black check company and the gross proceeds from the offering shall be deposited promptly into an escrow or trust account.

ii.

Disclosure of offering terms: the initial registration statement must include many specific terms of the offering.

iii.

Probable acquisition post-effective amendment requirement: if during any period in which offers or sales are being made, a significant acquisition becomes probable, the registrant shall file promptly a post-effective amendment disclosing the information specified by the applicable registration statement from and Industry Guides, including financial statements of the registrant and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations.

iv.

Release of deposited and funds securities: upon execution of certain agreements for acquisitions, the registrant must file a post-effective amendment disclosing the terms of the offering, and the registrant must abide by the timeline given in Rule 419.  Furthermore, there are conditions to the release of funds held in the escrow or trust account to the registrant.

v.

Financial Statement: the registrant is required to furnish audited financial statements for the first full year of operation.  The registrant is also required to furnish additional financial statements.

Complying with these requirements may be cumbersome and financially burdening.  This may result in a negative impact on the Company.  Furthermore, the Company will be subject to securities filings upon undergoing a business combination and there is the potential for further review of the filings after the Company undertakes a business combination.  All filings, including any amendments or additional reviews can be both time consuming and costly for the Company.

We will be prohibited from utilizing Form S-8 for the registration of our securities until we have not been a shell company for at least 60 days.  Under subparagraph (i) of Rule 144, no sales of “restricted securities” issued by us while we are a shell company can be publicly sold for at least one year from when we file the Form 10 information about any acquisition, reorganization or merger that results in us no longer being considered to be a shell company.

 No trading market currently exists for our securities, and management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, or to register any securities under the Securities Act or state blue sky laws or the regulations thereunder until we have successfully concluded a business combination.  We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may combine with any type of business that management believes to offer the greatest opportunity.

We have conducted no business operations to date and expect to conduct none in the future, other than our efforts to effectuate a business combination. We, therefore, can be characterized as a "shell" corporation. As a "shell" corporation, we face risks inherent in the investigation, acquisition, or involvement in a new business opportunity.  Further, as a "development stage" or "start-up" company, we face all of the unforeseen costs, expenses, problems, and difficulties related to such companies, including whether we will continue to be a going concern entity for the foreseeable future.

There are no acquisitions, business combinations, or mergers pending or which have occurred involving the Company.  Presently, we have no plans, proposals, agreements, understandings or arrangements of any kind or nature whatsoever to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation.

Upon the effectiveness of this Registration Statement, we will commence the search for a suitable target business.  The analysis of new business opportunities will be undertaken by, or under the supervision of, Mr. David M. Rees, our sole officer and director, and by our shareholders.  We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.   In our efforts to analyze potential acquisition targets, we will consider the following types of factors:

•

Potential for growth, indicated by new technology, anticipated market expansion or new products;

•

Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•

Strength and diversity of management, either in place or scheduled for recruitment;

•

Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•

The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

•

The extent to which the business opportunity can be advanced;

•

The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•

Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the merger or acquisition opportunity.

We anticipate that we will locate and make contact with target businesses primarily through the reputation and efforts of, David Rees, who intends to meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, or undertake such reasonable investigation as deemed appropriate.  Mr. Rees has a network of business contacts, and we anticipate that prospective target businesses will be referred to us through this network of contacts.

In connection with our evaluation of a prospective target business, Mr. Rees, and our other shareholders anticipate that they will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.  The time and costs required to select and evaluate a target business, including conducting a due diligence review, negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable Federal securities laws, state blue sky laws, foreign securities laws, if any, and corporation laws cannot presently be ascertained with any degree of certainty.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable and may reduce the amount of capital available to otherwise complete a business combination or for the resulting entity to utilize.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to us of the related costs incurred.

We presently have no employees apart from our management.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Mr. Rees is engaged in outside business activities and anticipate that he will devote to the business very limited time until the acquisition of a successful business opportunity has been identified.  However, Mr. Rees will devote such time as is reasonably necessary to carry out the business and affairs of the Company, including, the evaluation of potential target businesses and the negotiation of a business combination, and, as a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiations of a business combination.

Although we have no commitments as of the date of this registration statement to issue any shares of common stock, preferred stock, options or warrants or other equity consideration, we will, in all likelihood, issue a substantial number of additional securities in connection with the consummation of a business combination.  To the extent that such additional securities are issued, dilution to the interests of our shareholders will inevitably occur.  Additionally, if a substantial number of shares of common stock are issued in connection with the consummation of a business combination, a change in our control will occur which will also likely affect, among other things, our ability to utilize net operating loss carry forwards, if any.

Any such change in control will likely result in the resignation or removal of our sole officer and director.  If there is a change in the person serving as sole officer and director, no assurance can be given as to the experience or qualifications of our new management.  Our sole officer and director considers it likely that in order to consummate a business combination, a change in control will ultimately occur;  therefore, he anticipates offering not less than a controlling interest to a target business in order to effectuate a business combination.  This will require the consent of Mr. Rees to achieve.

Mr. Rees may actively negotiate for or otherwise consent to the disposition of any portion of his common stock as a condition to or in connection with a business combination.  Therefore, it is possible that the terms of any business combination will provide for the sale of all or any portion of the shares of common stock owned beneficially by Mr. Rees.  If we have additional shareholders at the time a business combination is effected, it is possible that none of our other shareholders other than Mr. Rees will be afforded the right to sell their shares of common stock in connection with a business combination pursuant to the same terms that our current shareholders will be provided.

There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect a business combination or otherwise finance the operations of the target business.  However, our limited resources and lack of operating history could make it difficult for us to borrow additional funds from other sources.  The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, potential lenders' evaluation of our ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions.  We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements, if required or otherwise sought, would be available on terms commercially acceptable or otherwise in our best interests.  Our inability to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into a target business, may have a material adverse effect on our financial condition and future prospects, including the ability to effect a business combination.  To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.  Furthermore, a target business may have already incurred debt financing and, therefore, all the risks inherent thereto.

If our securities are issued as part of an acquisition, such securities are required to be issued either in reliance upon exemptions from registration under applicable Federal or state securities laws or registered for public distribution.  We intend to primarily target only those companies where an exemption from registration would be available; however, since the structure of the business combination has yet to be determined, no assurances can be made that we will be able to rely on such exemptions.  Registration of securities typically requires significant costs and time delays are typically encountered.  In addition, the issuance of additional securities and their potential sale in any trading market which might develop in our common stock, of which there is presently no trading market and no assurances can be given that one will develop, could depress the price of our common stock in any market which may develop in our common stock.  Further, such issuance of additional securities would result in a decrease in the percentage ownership of our shareholders.

Due to our small size and limited amount of capital, our ability to raise additional capital, if and when needed, could be constrained.  Until such time as any enterprise, product or service which we acquire generates revenues sufficient to cover operating costs, it is conceivable that we could find ourselves in a situation where we need additional funds in order to continue our operations.  This need could arise at a time when we are unable to borrow funds and when market acceptance for the sale of additional shares of our common stock does not exist. See Item 2, "Management's Discussion and Analysis or Plan of Operation".

We have neither the present intention, nor does the present potential exist for us, to consummate a business combination with a target business in which our sole officer and director or his affiliates or associates, directly or indirectly, have a pecuniary interest, although no existing corporate policies would prevent this from occurring.  Although there are no current plans to do so, we may engage the services of professional firms that specialize in finding business acquisitions and pay a finder's fee or other compensation.  Since we have no current plans to utilize any outside consultants or advisors to assist in a business combination, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.  However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in cash and/or shares of our common stock.  In no event will we pay a finder's fee or commission to any officer or director or to any entity with which they are affiliated for such service.  Moreover, in no event shall we issue any of our securities to any of our officers, directors, or promoters, if any, or any of their respective affiliates or associates, in connection with activities designed to locate a target business.

Investment Company Act and Other Regulation

We may participate in a business combination by purchasing, trading or selling the securities of such target business.  We do not, however, intend to engage primarily in such activities.  Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Act"), and, therefore, to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

We will not enter into any business combination until the target business has obtained the requisite audited financial statements required to be included in a report on Form 8-K to be filed by us with the SEC pursuant to the requirements of Form 8-K, the Exchange Act, and the applicable rules and regulations thereunder.

No assurances are given that subsequent to such a business combination that a trading market in our securities will develop, or, if such a trading market is developed, that it can be maintained with liquidity.  We presently have 100,000,000 shares of common stock authorized, of which 1,000,000 shares of common stock are currently issued and outstanding.  None of these outstanding shares have been registered under the Securities Act, and all of which are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, because such shares were issued in a private placement transaction to "accredited investors" not involving a public offering. These shares cannot be resold under Rule 144 but must be registered under the Securities Act.  As of the date hereof, we have not provided to any shareholder registration rights to register under the Securities Act any shares of common stock of the Company.  See "Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters".

We cannot estimate the time that it will take to effectuate a business combination. It could be time consuming, and possibly in excess of many months or years.  Additionally, no assurance can be made that we will be able to effectuate a business combination on favorable terms, or, if such a business combination can be effected at all.  We might identify and effectuate a business combination with a target business which proves to be unsuccessful for any number of reasons, many of which are due to the fact that the target business is not identified at this time.  If this occurs, the Company and its shareholders might not realize any type of profit.

No assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of our company and the promoters of the opportunity, and the relative negotiating strength of our company and such promoters.

As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations.  We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment for us, the target business and their respective stockholders.  There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our proposed tax treatment of a particular business combination.

 It is likely that we will acquire our participation in a business opportunity through the issuance of our own stock or other securities of our company.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares.  Under other circumstances, depending upon the relative negotiating strength of the parties, stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of those who were stockholders of our company prior to such reorganization.

To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to us, the target business and their respective stockholders.  Tax considerations, as well as other relevant factors, will be evaluated in determining the precise structure of a particular business combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

Our present stockholders will likely not have control of a majority of the voting shares following a reorganization transaction.  As part of such a transaction, our sole director may resign and new directors may be appointed without any vote by stockholders.

 In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders, other than our current stockholders.  In the case of a statutory merger or consolidation directly involving our company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

Voluntary Exchange Act Registration

We are voluntarily filing this Registration Statement with the SEC, but we are under no obligation to do so pursuant to the requirements of the Exchange Act.

ITEM 1A.  RISK FACTORS

1.

Our business is difficult to evaluate because we have no operating history.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination.  We have had no recent operating history nor any revenues or earnings from operations since inception.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity.  .

2.

There is competition for those private companies suitable for a merger or acquisition transaction of the types contemplated by management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

3.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we may not be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

While seeking a business combination, management anticipates devoting no more than a few hours per week to our company's affairs in total.  Our director has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

4.

There is a limited ability to evaluate target business’ management.

While our ability to successfully effect a business combination will be dependent upon certain key personnel, the future role of such personnel in the target business cannot presently be stated with any certainty.  There is the possibility that our sole officer and director may not remain associated in any operational capacity with us following a business combination.  Moreover, our sole officer and director may not have any experience or knowledge relating to the operations of the particular target business.  Furthermore, although we intend to scrutinize the management team of a prospective target business in connection with evaluating the desirability of effecting a business combination with such target business, assessment of such management team may prove to be incorrect, especially since our sole officer and director is not a professional business analyst.  See "Directors, Executive Officers, Promoters and Control Persons".

Accordingly, we may be completely dependent on the ability of the management team of the target business who are unidentifiable as of the date hereof.  In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company.  We may also seek to recruit additional managers to supplement the incumbent management team of the target business.  However, we may not have the ability to recruit such additional managers with the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management team.

5.

No opportunity for non-affiliate shareholder evaluation or approval of business combinations

Our non-affiliate shareholders, if any, will, in all likelihood, not receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us in connection with selecting a potential business combination until after we have entered into an agreement to effectuate a business combination. Such agreement to effectuate a business combination, however, will be subject to shareholder approval pursuant to applicable law. As a result, our non-affiliate shareholders, if any, will be almost entirely dependent on the judgment and experience of our sole officer and director, his advisors, and perhaps also with the judgment of our other shareholders, in connection with the selection and ultimate consummation of a business combination. In addition, under Nevada law, the form of business combination could have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to our common stock) to shareholders disapproving the proposed business combination. See Item 1, "Description of Business - `Business of Issuer" and Item 7, "Certain Relationships and Related Transactions and Director Independence".

6.

The Company has no existing agreement for a business combination or other transaction.

  There are no acquisitions, business combinations, or mergers pending which have occurred involving the Company.  Presently, we have no plans, proposals, agreements, understandings or arrangements of any kind or nature whatsoever to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation.

       7.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

8.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act, since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

9.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

10.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and thereafter file a registration statement under the Securities Act.  Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under, or Section 4(1) of, the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the SEC’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000.  This letter provides that certain private transfers of the shares also may be prohibited without registration under federal securities laws.  Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Penny Stock Regulations - State Blue Sky Restrictions - Restrictions on Marketability

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written agreement of the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of any shareholder to sell shares of common stock in the secondary market.

In addition, the SEC has adopted a number of rules to regulate "penny stocks".  Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Exchange Act.  Because our securities may from time to time, and at the present time, constitute "penny stocks" within the meaning of these rules, the rules would apply to the Company and to its securities.  These rules may further affect the ability of our sole shareholder and other shareholders, if any, to sell their shares in any public market which might develop.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include the following:

•

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

We are aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our sole officer and director will strive within the confines of practical limitations and applicable laws and regulations to prevent the described patterns from being established with respect to our securities.

11.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

12.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, the business combination may not meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

13.

The Company will have no revenues unless and until it merges with, acquires, or is acquired by an operating business.

We are a development stage company and have had no revenues from operations.  We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

14.

The Company may issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Articles of Incorporation authorize the issuance of a maximum of 100,000,000 shares of common stock.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

15.

The company has not conducted market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore,  market demand may not exist for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.   Furthermore, we may not be able to acquire a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

16.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist if we assist a privately held business to become public through a "reverse merger."  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.   Therefore, there is the possibility that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

17.

We cannot ensure that our common stock will be listed on the NASDAQ or any other exchange following a business combination.

Following a business combination, we may seek the listing of our common stock on NASDAQ or another securities exchange.  However, following such a transaction, we may not be able to meet the initial listing standards of either of those or any other stock exchange, may not be able to maintain a listing of our common stock on either of those or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we may seek to become eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

         18. The Company has insufficient capital and may continue to have insufficient capital for some time.

The Company has, and will continue to have following the completion of and clearance of comments on this Form 10, insufficient capital with which to provide the owners of business opportunities with any significant cash or other assets.  However, management believes the Company will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less initial cost than is required to conduct an initial public offering.  The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale.  The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents nevertheless, the officer and directors of the Company has not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity, as opposed to engaging in an initial public offering or registering their existing company on Form 10.  The total costs of effecting a reverse merger with the Company will likely be the same as if the business opportunity filed its own Exchange Act registration statement. There may or not be any benefit between effecting a reverse merger with a Form 10 corporation or a company filing its own registration statement with the SEC. A shell company (such as the Company) which already has registered its common stock on a Form 10, presents to many prospective business opportunities the perceived advantage of having passed one of the regulatory requirements (registration under Section 12 of the Securities Exchange Act) which is required for listing of the common stock on a national securities exchange or other US trading market , thus eliminating certain filing requirements .  On its part, the Company will likely be required, as a condition of any acquisition transaction, to retire any existing liabilities it may have and indemnify the incoming business opportunity for any unknown liabilities. Since the Company will not engage in business operations, its only expected liabilities would be for legal, accounting, and transfer agent services, for payment of its annual franchise fees, and other fees and expenses which would be arranged for by management. However, there could be unknown liabilities which the acquired company could be responsible for, including liabilities for violations of the securities laws.  The extent of unknown liabilities, by their nature (eg, unknown) cannot be predicted. Although the acquired company may require that Lakeside Ventures indemnify them for any such liabilities, any agreement to indemnify for securities law liabilities might be unenforceable. Attempts to enforce an indemnification agreement might be costly and Lakeside may not have sufficient assets to satisfy any judgment obtained in such proceeding.

        19. Director Conflict of Interest

Our sole officer and director is not required to commit his full time to our affairs and, accordingly, such person may have a conflict of interest in allocating management time among various business activities.  Our sole officer and director engages in other business activities similar and dissimilar to those we are engaged in without any limitations or restrictions applicable to such activities (see, for example Item 5, "Directors and Executive Officers, Promoters and Control Persons", for a description of our officer and director's other business affiliations).  To the extent that our officer and director engages in such other activities, he will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which she is or may be associated or have an interest, rather than diverting such opportunities to us.  As no policy has been established for the resolution of such a conflict, we could be adversely affected should our sole officer and director choose to place other business interests before ours.   Therefore, there may be potential conflicts of interest that could cause us to lose potential opportunities.  Our sole officer and director may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.  Our sole officer and director may have conflicts of interest in determining which entity a particular business opportunity should be presented.  Accordingly, as a result of multiple business affiliations, our sole officer and director may have similar legal obligations relating to presenting certain business opportunities to multiple entities.  In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the board of directors with respect to the foregoing criteria.  Such conflicts may not be resolved in our favor.  We may also consider business combinations with entities owned or controlled by persons other than those persons described above.

ITEM 2.  FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.  In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We do not currently engage in any business activities that provide cash flow.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by our stockholders, or another source.

During the next 12 months, we anticipate incurring costs related to filing of Exchange Act reports and costs relating to consummating an acquisition.  We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

We have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the benefits of becoming a publicly traded corporation.  Such benefits of becoming a publicly traded corporation include, among other things : (i) facilitating or improving the terms on which additional equity financing may be obtained, (ii) providing liquidity for the principals of and investors in a business, (iii) accessibility of investing in the Company for the general public,   (iv) creating a means for providing incentive stock options or similar benefits to key employees, (v) publicity and market-related channels for presenting and announcing company information, and  (vi) offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. A private operating company can obtain these same benefits of becoming a publicly traded corporation by filing its own registration statement under the Securities and Exchange Act of 1934, but some elect to become a publicly traded corporation through a business combination as described above for a variety of reasons. Some of these reasons, among others, include avoiding a lengthy approval process of the Registration Statement and navigating the unfamiliar process of filing a Registration Statement with the Securities and Exchange Commission.

Liquidity and Capital Resources

We have raised minimal cash to fund out operations. We are dependent upon raising additional capital or advances from Mr. Rees to fund our planned operations and meet our current obligations.  We have not received any commitment of funds to insure that we will meet our current obligations as they arise.

ITEM 3.  PROPERTIES

The Company owns no property.  The principal office of the Company is located at 175 S. Main St., Suite 1500, Salt Lake City, UT 84111, at the office of the President.  This space is provided to us rent-free.  We believe these facilities are adequate to serve our needs until such time as a business combination, if any, occurs.  We expect to be able to utilize these facilities, free of charge, until such time as a business combination, if any, occurs.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this filing, the number of shares of common stock owned of record and beneficially by executive officers, directors and person who hold 5% or more of the outstanding common stock of the Company.

Name and Address	Amount of Beneficial Ownership	Class	Percentage of Class

David M. Rees 175 South Main Street Fifteenth Floor Salt Lake City, Utah 84111	89,000 (1)	Common	8.9%

Deacon Capital Investments Limited Mr. Clarence Chan 8 Cross Street #28-01 PWC Building, Singapore, 048424	290,000 (2)	Common	29%

CHL Consulting Services, Ltd. Mr. Michael Lin PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, BVI	300,000 (2)	Common	30%

Hui Yat Lam Flat H, 20/F, Block 2, Laguna Verde, Hung Hom, Kowloon, Hong Kong	300,000	Common	30%

(1) Mr. Rees personally owns 86,000 shares of common stock and is the beneficial owner of 1,000 shares of common stock through Vincent & Rees, L.C. (at which he is the owner with sole voting power), 1,000 shares of common stock through Chienn Consulting Company, LLC (at which he is a member with shared investment power), and 1,000 shares of common stock through his wife, Kimberly Rees (at which he has sole voting power).

(2) Mr. Clarence Chan and Mr. Michael Lin have sole voting power, and sole investment power with respect to the shares of common stock of the Company owned by Deacon Capital Investments Limited and CHL Consulting Services, Ltd. , respectively.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Partners

Our executive officer and director and additional information concerning him are as follows:

Name	Age	Position
David M. Rees	44	President, Secretary, Treasurer and Director

The above listed officer and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successor has been duly elected and qualified.

David M. Rees: David M. Rees, age 44, acts as President, Secretary, Treasurer and Director for the Company since its formation on October 18, 2010.  Mr. Rees is also currently the owner of the Salt Lake City firm of Vincent & Rees, L.C., a law and business advisory firm, since 2004.  Since September 17, 2010, Mr. Rees has served as President and Director of Bidgive International, Inc., which derives its revenue from the sale of marketing brochures, and project and program development and management services.  From 2002 to 2004, David served as CEO of English Language Learning and Instruction System, a publicly traded educational software company in Sandy, Utah.  Mr. Rees ’s management experience with English Language Learning and Instruction System was valuable in the sense that he will be able to draw on that experience in managing this Company.  Mr. Rees also served as Vice President of Investment Banking for Catalyst Financial in Connecticut from February 2004 to October 2004. David was an associate in the Mergers & Acquisitions and Corporate Finance departments at the law firm of Skadden, Arps, Slate, Meagher , & Flom in New York, NY.  We believe this experience will be invaluable in negotiating a business combination for the Company.

David received his B.A. in History from Weber State University in 1990 and his J.D. from New York University in 1993.  David is 44 years of age.

Significant Employees

We have no significant employees other than our officer and director, Mr. Rees.

Audit Committee

The board of directors acts as the Audit Committee and the Board has no separate committees.  We have no qualified financial experts at this time because we have not been able to hire a qualified candidate.  Further, we believe that we have inadequate financial resources at this time to hire such an expert.  We intend to continue to search for a qualified individual for hire.

ITEM 6.  EXECUTIVE COMPENSATION

Our officer and director does not receive any compensation for his services rendered to us, has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with us.  No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.  Our sole officer and director intends to devote no more than a few hours a week to our affairs.

Mr. Rees will not receive a finder's fee or other compensation, either directly or indirectly, as a result of their efforts to implement our business plan outlined herein.

It is possible that, after we successfully consummate a business combination with an entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Neither our sole officer and director nor any shareholder, promoter or affiliate have, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired through security holdings, contracts, options, or otherwise.

It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to our sole officer and director, or to any other affiliate, if any. See Item 6 “Executive Compensation.”

Our sole officer and director may actively negotiate for or otherwise consent to the disposition of any portion of the outstanding shares of common stock, as a condition to or in connection with a business combination.  Therefore, it is possible that the terms of any business combination will provide for the sale of some or all of the shares of common stock held by the director and/or by one or more of the other shareholders.  However, it is possible that other shareholders, if any, of the Company will not be afforded the right to sell all or a portion of their shares of common stock in connection with a business combination pursuant to the same terms pertaining to our director’s, and/or other shareholder’s, beneficially owned shares.  Also, such other shareholders, if any, may not be afforded an opportunity to approve or consent to the sale of the director’s or other shareholder’s shares of common stock in connection with a business combination.  See also, Item 1 “Description of Business” and Item 2 “Management’s Discussion and Analysis.”  It is more likely than not that any sale of securities by our sole officer and director to an acquisition candidate would be at a price substantially higher than that originally paid by such shareholder.  Any payment to such shareholder in the context of an acquisition involving us would be determined entirely by largely unforeseeable terms of a future agreement with an unidentified business entity.  See, e.g., Item 1 “Description of Business.”

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Director Independence

We have not:

•

Established our own definition for determining whether our director is “independent” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that they are officers of the Company; nor,

•

Established any committees of the Board of Directors.

Given the nature of our Company, our limited shareholder base and the current composition of our management, our sole director does not believe that we require any corporate governance committees at this time.  Our sole directror takes the position that management of a target business will establish:

•

Its own Board of Directors,

•

Establish its own definition of “independent” as related to our director,

•

Establish committees that will be suitable for its operations after the Company consummates a business combination.

Promoters and Certain Control Persons

Certain fees and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and the filing of the Company’s registration statement on Form 10 have been advanced to the Company by our stockholders.  As a result, each of such stockholders which participated in the founding and organizing of the Company may be deemed to be a promoter of the Company.

David M. Rees formed and incorporated the Company at the direction of the majority shareholders.  He has not been involved in the formation of any other Form 10-registered corporations that later merged with operating companies.

ITEM 8.  LEGAL PROCEEDINGS

There are no legal proceedings to which we are presently a party, and we are not aware of any legal proceedings threatened or contemplated against us.

ITEM 9.  MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock has not been registered with the SEC or any state securities agency or authority.  No public trading market presently exists for our shares of common stock, and there are no present plans, proposals, arrangements or understandings with any person with regard to the development of any trading market in any of our securities.  No assurances can be made that a trading market for our common stock will ever develop.  No shares of common stock have been registered for resale under the blue sky laws of any state.  The holders of shares of common stock, and persons who may desire to purchase shares of common stock in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of shareholders to sell their shares and of purchasers to purchase the shares of common stock.  Some jurisdictions may not allow the trading or resale of blind pool or "blank-check" securities under any circumstances.  Accordingly, shareholders should consider the secondary market for our securities to be an extremely limited market for the resale of our securities, until such time that a trading market for our shares of common stock has developed, if any.

None of our shares of common stock are presently subject to outstanding options or warrants to purchase, or securities convertible into our common equity.  As of February 8, 2011there were eighteen (18) shareholders of our common stock, holding a total of 1,000,000 shares.  All of these shares are "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in a private transaction not involving a public offering in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act.  These shares cannot be resold under Rule 144 but must be registered under the Securities Act.  The Company has not provided to any shareholder registration rights to register under the Securities Act any shareholder's shares for sale.

Neither the Company, our sole officer and director, nor our shareholders have, at the present time, any plans, proposals, arrangements, understandings or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination.  Nevertheless, in the event that substantial amounts of common stock are sold in the public market subsequent to a business combination, such sales may adversely affect the price for the sale of the Company's equity securities in any trading market which may develop, if at all.  No prediction can be made as to the effect, if any, that market sales of restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Dividends

We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a business combination.  The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a business combination.  The payment of any dividends subsequent to a business combination will be within the discretion of our then existing board of directors.  It is the present intention of our sole director to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

On December 17, 2010, the Company issued a total of 1,000,000 shares of restricted common stock valued at $1,800 , for an offering price of $0.002, to approximately 18 investors, pursuant to the terms and conditions set forth in certain Subscription Agreements.   The investor information is as following:

Investor Name	Shares Acquired
Vincent & Rees, LC	86,000
Michael Doron	1000
Melanie Tyska	1000
Marty Tyska	1000
Lisa Demmons	1000
Laura Chandler	1000
Kimberly Rees	1000
Josh Patten	1000
Hui Yat Lam	300000
Evolution Capital Mr. Michael Doron	1000
Emily Patten	1000
Deacon Capital Investments Limited Mr. Clarence Chan	300000
David Rees	1000
CHL Consulting Services, Ltd. Mr. Michael Lin Passport ID # 132084019 Taiwan, ROC citizen	300000
Chienn Consulting Company, LLC Mr. David Rees 175 South Main Street 15th Floor Salt Lake City, UT 84111	1000
Chase Chandler	1000
Callie Jones	1000
Andrew Jones	1000

Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 or the rules and regulations promulgated thereunder.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  No underwriter was involved.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.   A form of the Subscription Agreement is attached hereto as Exhibit 10.1.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The authorized capital stock of our company consists of 100,000,000 shares of common stock, par value $0.001 per share, of which there are 1,000,000 issued and outstanding.  The following summarized the important provisions of our capital stock.

We have not authorized the issuance of any securities, whether debt or equity, other than the securities described below.

Common Stock

Our holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.  Nevada law permits the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given to all other shareholders, if any. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive, redemption provisions or other subscription rights.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

There is no present market for our securities.  We presently have 1,000,000 shares of common stock issued and outstanding, all of which are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. The SEC has concluded that Rule 144 is not available for resale transactions for securities issued by blank check companies and, consequently, the resale of such securities cannot occur without registration under the Securities Act.  Further, promoters and affiliates of a blank check company and their transferees would be considered "underwriters" under the Securities Act when reselling the securities of a blank check company. The SEC also states that these securities can only be resold through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of that Rule. As a result of the foregoing, our current shareholders will not be able to rely on the provisions of Rule 144.  David Rees and any other shareholders will instead be required to file a registration statement under the Securities Act in order to complete any public sales of their shares. Further information may be found in the NASD Notice to Members 00-49.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time. In order to qualify for listing on the Nasdaq Capital Market, a company must meet fairly stringent financial requirements.  If, after a business combination, we do not meet the qualifications for listing on the Nasdaq Capital Market, we may apply for quotation of our securities on the NASD OTC Bulletin Board. In certain cases we may elect to have our securities initially quoted in the "pink sheets" published by the Pink Sheets, LLC.

Rule 504 of Regulation D

The SEC is of the opinion that Rule 504 of Regulation D, which exempts from Securities Act registration limited offerings and sales of securities not exceeding $1,000,000, is not available to blank check companies.

Anti-Takeover Provisions

a)

In General

The Nevada Revised Statutes contains provisions designed to enhance the ability of our board of directors to respond to attempts to acquire control of the Company. These provisions may discourage takeover attempts which have not been approved by the board of directors. This could include takeover attempts that shareholders, if any, other than Mr. Rees, deem to be in their best interest. These provisions may adversely affect the price that a potential purchaser would be willing to pay for our outstanding shares of common stock.  These provisions may deprive shareholders, other than Mr. Rees, of the opportunity to obtain a takeover premium for your shares of common stock. These provisions could make the removal of incumbent management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting shares to prevent, discourage or make more difficult a merger, tender offer or proxy contest, even though the transactions may be favorable to the interests of shareholders. These provisions could also potentially adversely affect the market price of our shares of common stock, if any. Currently, we only have one officer and director , and no single beneficial owner or management member owns a majority of our outstanding shares of common stock.

b)  Authorized but Unissued Stock

The authorized but unissued shares of our common stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans, if any. The existence of authorized, but unissued shares of common stock may enable our board of directors to issue shares of capital stock to persons friendly to our sole officer and director. This may have the effect of discouraging attempts to obtain control of the Company.

c)  Evaluation of Acquisition Proposals

The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of the assets of the Company, or any similar extraordinary transaction, to consider all relevant facts including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers and other constituencies of the Company, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price, if any, for our outstanding shares of capital stock and our then current value in a freely-negotiated transaction. Our sole officer and director believes that these provisions are in the long-term best interests of the Company and our shareholders.

Transfer Agent

The transfer agent and registrar for our Common Stock is ACTION STOCK TRANSFER CORP. – 7069 S. HIGHLAND DR., SUITE 300, SALT LAKE CITY, UTAH 84121.

ITEM 12.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our bylaws contain the broadest form of indemnification for our officers and directors permitted under Nevada law. Our bylaws generally provide as follows:

The Company shall indemnify each person who was or is a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) by or in the right of the Corporation (collectively, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys' fees) and settlement amounts incurred or paid, in connection with any such proceeding and any appeal or appeals thereof, if the person acted in good faith and in a manner the person reasonably believed to be in conformity with, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, either rebut such presumption or create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in conformity with, or not opposed to, the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful or (c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the Nevada Revised Statutes is hereafter amended to provide for indemnification rights broader than those provided by this Section, then the persons referred to in this Section shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Nevada Revised Statutes as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).

Our bylaws provide that we will advance to any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer. Our bylaws require that the person proposed to be indemnified shall first have submitted a written claim to the Company requesting indemnification and stipulating that all funds advanced shall be repaid to the Company if it shall be finally determined by our board of directors that the indemnitee is not entitled to indemnification.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

LAKESIDE VENTURES, INC.

(A Development Stage Enterprise)

Financial Statements

For the year ended November 30, 2010 and

the period October 18, 2010 (date of inception) through November 30, 2010

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

Lakeside Ventures, Inc.

I have audited the balance sheets of Lakeside Ventures, Inc. as of November 30, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the period October 18, 2010 (date of inception) through November 30, 2010. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Lakeside Ventures, Inc. as of November 30, 2010, and the results of its operations and its cash flows for the period October 18, 2010 (date of inception) through November 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

December 14, 2010

Lakeside Ventures, Inc.
(A Development Stage Enterprise)
BALANCE SHEET

November 30,
2010
ASSETS
Current Assets
Cash and cash equivalents	$ 28
Total Current Assets	28

TOTAL ASSETS	$ 28

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$ -
Total Current Liabilities	-

TOTAL LIABILITIES	-

Stockholders' Equity
Common stock: 100,000,000 authorized; $0.001 par value
1,000,000 shares issued and outstanding	1,000
Additional paid in capital	1,128
Stock subscription receivable	(1,800)
Accumulated deficit during development stage	(300)
Total Stockholders' Equity	28

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 28

The Accompanying Notes Are An Integral Part Of These Financial Statements.

Lakeside Ventures, Inc.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

October 18, 2010
(inception)
through
November 30, 2010

Revenues	-

EXPENSES
Operating Expenses
General and administrative	300
Total operating expenses	300

NET LOSS	$ (300)

BASIC AND DILUTED LOSS PER SHARE	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	1,000,000

The Accompanying Notes Are An Integral Part Of These Financial Statements.

Lakeside Ventures, Inc.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock
	Shares	Amount	Additional Paid in Capital	Stock Subscription	Accumulated Deficit During Development Stage	Total

Balance at Inception, October 18, 2010	-	$ -	$ -	-	$ -	$ -

Issuance of common stock for cash on October 18, 2010 for $.002 per share	914,000	914	914	(1,800)	-	28

Issuance of common stock for incorporation services on October 18, 2010 for $.0035 per share	86,000	86	214	-	-	300

Net loss	-	-	-	-	(300)	(300)

Balance, November 30, 2010	1,000,000	$ 1,000	$ 1,128	$ (1,800)	$ (300)	$ 28

The Accompanying Notes Are An Integral Part Of These Financial Statements.

Lakeside Ventures, Inc.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

October 18, 2010
(inception)
through
November 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (300)
Adjustment to reconcile Net Income to net
cash provided by operations:
Stock issued for services	300
Changes in assets and liabilities:
Accounts payable and accrued expenses	-
Net Cash Provided by Operating Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	28
Net Cash Provided by Financing Activities	28

Net increase (decrease) in cash and cash equivalents	28
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$ 28

The Accompanying Notes Are An Integral Part Of These Financial Statements.

LAKESIDE VENTURES, INC.

(A Development Stage Enterprise)

Notes to the Financial Statements

For the year ended November 30, 2010 and the period

October 18, 2010 (date of inception) through November 30, 2010

1.

Nature of Operations and Significant Accounting Policies

Nature of Operations

Lakeside Ventures, Inc. (the “Company”) was incorporated in the State of Nevada on October 18, 2010 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

Development Stage

The Company's financial statements are presented as statements of a development stage enterprise. Activities during the development stage primarily include related party equity-based and or equity financing.

Basis of Presentation

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Use of Estimates

The Financial Statements have been prepared in conformity with U.S. GAAP, using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Fair Value Information

The Company’s balance sheets include the following financial instruments: cash, accounts receivable, accrued liabilities and amounts due to stockholder. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Revenue and Cost Recognition.

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $0 for the period October 18, 2010 (date of inception) through November 30, 2010.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Earnings (Loss) per Share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares. There are no share equivalents and, thus, anti-dilution issues are not applicable.

2.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended November 30, 2010, the Company had no operations.  As of November 30, 2010, the Company had not emerged from the development stage.  In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities, which may include merger or acquisition, and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

4.

Income Taxes

The Company has not recognized an income tax benefit for inception to date period ended November 30, 2010, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the current period presented is offset by a valuation allowance (100%) established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

5.

Capital Stock

The total number of shares of capital stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.001.

At inception, on October 18, 2010, the Company issued a total of 1,000,000 shares for cash and services.  A total of 914,000 shares were issued at $.002, a premium to par value, for $1,828, of which $1,800 (stock subscription) has been received subsequent to November 30, 2010.   86,000 shares of common stock were issued at inception for incorporation costs incurred, valued at the actual costs incurred in the amount of $300 or approximately $.0035 per share.

Holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6.

Commitments, Contingencies and Subsequent Events

On December 3, 2010, the Company received $1,800 for issued shares of common stock subscribed.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by David Rees to use at no charge.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

There were no material subsequent events.  Subsequent events have been evaluated through the date of the audit report.

7.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (“ASU 2010-06”).  This standard updates FASB ASC 820, Fair Value Measurements (“ASC 820”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  The Company adopted ASU 2010-06 on January 1, 2010, which had no material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements

See Item 13.

(b)           Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation (1)

3.2	By-Laws (1)

10.1	Subscription Agreement – CHL Consulting Services, Ltd.(2)

10.2	Subscription Agreement – David Rees (2)

10.3	Subscription Agreement – Deacon Capital (2)

10.4	Subscription Agreement – Hui Yat Lam (2)

(1) Incorporated by reference to our Form 10 General Registration Statement filed with the Securities and Exchange Commission on  December 23, 2010.

(2) Incorporated by reference to our Form 10 General Registration Statement, Amendment No.1  filed with the Securities and Exchange Commission on February 23, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LAKESIDE VENTURES, INC.

Date:	March 28 , 2011	By:	/s/David M. Rees
David M. Rees
President, Secretary, Treasurer & Director